Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40201-1438
http://www.humana.com
n e w s  r e l e a s e

FOR MORE INFORMATION, CONTACT:
Julie Ice
Humana Military Healthcare Services
502-301-6982
jice@humana.com

Regina Nethery
Humana Investor Relations
(502) 580-3644
E-mail: rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
E-mail: tnoland@humana.com

Department of Defense Awards Humana Military Healthcare Services
South Region TRICARE Contract

Humana Military Selected to Continue its Legacy of Service

LOUISVILLE, Ky. – February 25, 2011 – Humana Inc. (NYSE: HUM) was informed today by the U.S. Department of Defense (DoD) that it has awarded the South Region TRICARE contract to Humana’s wholly-owned subsidiary, Humana Military Healthcare Services, Inc. Under terms of the award, Humana Military will continue supporting the DoD’s delivery of health care services to three million active duty and retired service members and their families in Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, South Carolina, Tennessee, and most of Texas. Eligible military beneficiaries in the Fort Campbell, Kentucky area will also be served by Humana Military under terms of the award.

Today’s announcement follows a successful protest Humana Military lodged with the Government Accountability Office (GAO) in July 2009 over the government’s initial award of the contract to another company.  Health care delivery under the new contract is scheduled to begin on April 1, 2012.  As is customary, it provides for five one-year options exercisable by the DoD.

“Humana Military is pleased and honored by the government’s decision because it allows us to continue serving our nation’s uniformed service members, military retirees and their families,” said Dave Baker, president and CEO of Humana Military. “Together with thousands of outstanding health care providers throughout the South Region, we take great pride in providing access to high-quality, cost-effective health care services to the military community.  The award to our company means beneficiaries and providers alike will experience virtually no disruption in the levels of service they have come to expect from Humana Military,” Baker said.

In light of today's announcement, Humana is raising its guidance for diluted earnings per common share for the year ending December 31, 2011 to a range of $5.95 to $6.15, as the company no longer anticipates incurring expenses in 2011 of approximately $0.25 per share associated with the loss of the TRICARE South Region contract in early 2012.  Ultimate disposition of the contract award is, however, subject to the resolution of any protests that may be filed by unsuccessful bidders.

This is the sixth TRICARE contract administered by Humana Military since 1996.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
If Humana does not design and price its products properly and competitively, if the premiums it charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, its profitability may be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in payment patterns and medical cost trends.

•
If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, its business may be materially adversely affected, which is of particular importance given the concentration of its revenues in the Medicare business.

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If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect its proprietary rights to its systems, its business may be materially adversely affected.

•	Humana’s business may be materially adversely impacted by CMS’s adoption of the new coding set for diagnoses.

•
Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase Humana’s cost of doing business.

•	As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government health care programs.

•
Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting its ability to expand into new markets, increasing its medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering its Medicare payment rates and increasing its expenses associated with a non-deductible federal premium tax and other assessments; financial position, including its ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on its results of operations, financial position, and cash flows.

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Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application, could increase its cost of doing business and may adversely affect its business, profitability, financial condition, and cash flows.

•	Any failure to manage administrative costs could hamper profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, its business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects the Company to regulations in addition to those the Company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, its gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions may adversely affect Humana’s results of operations, financial position, and cash flows.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stocks of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2010; and

•	Form 8-Ks filed during 2011.

About Humana Military Healthcare Services

Humana Military, a wholly owned subsidiary of Humana Inc. and headquartered in Louisville, Kentucky, has been a Department of Defense contractor for the administration of the TRICARE program since July 1, 1996. In August 2003, Humana Military was awarded the contract to provide health-benefits support and services to approximately three million active duty and retired military and their eligible family members in the 10-state South Region. For more information about Humana Military, please visit www.humana-military.com.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation's largest publicly traded health and supplemental benefits companies, with approximately 10.2 million medical members, 7.1 million specialty members, and operates more than 300 medical centers and 240 worksite medical facilities. Humana is a full-service benefits and well-being solutions company, offering a wide array of health, pharmacy and supplemental benefit plans for employer groups, government programs and individuals, as well as primary and workplace care through its medical centers and worksite medical facilities.

Over its 50-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company's web site at www.humana.com, including copies of:

▪	Annual reports to stockholders;
▪	Securities and Exchange Commission filings;
▪	Most recent investor conference presentations;
▪	Quarterly earnings news releases;
▪	Replays of most recent earnings release conference calls;
▪	Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
▪	Corporate Governance information.

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